                         Special Meeting of Shareholders
                     Principal Variable Contracts Fund, Inc.
                             Held December 15, 2006

1. Election of Board of Directors:
                                        For                    Withheld
          Ballantine                445,809,955               19,275,625
          Blake                     445,320,435               19,765,146
          Gilbert                   445,537,358               19,548,223
          Grimmett                  446,138,867               18,946,714
          Hirsch                    446,004,007               19,081,574
          Kimball                   445,919,727               19,165,854
          Lukvasky                  444,988,783               20,096,798
          Pavelich                  445,454,014               19,631,567
          Yancey                    443,557,958               21,527,623
          Eucher                    445,963,167               19,122,414
          Papesh                    445,619,799               19,465,782
          Zimpleman                 445,958,222               19,127,359

2. Approval of a management fee increase for the Growth Account:

              In Favor                   Opposed                   Abstain
              --------                   -------                   -------
              5,127,587                 3,017,967                  499,739

3. Approve reclassification of Real Estate Securities Account from "diversified"
to "non-diversified:"

             In Favor                   Opposed                   Abstain
             --------                   -------                   -------
             7,694,273                 1,367,348                  695,316

                         Special Meeting of Shareholders
         Principal Variable Contracts Fund, Inc. - Equity Income Account
                             Held December 15, 2006

1.   Approval of a Plan of reorganization providing for the reorganization of the Equity Income Account into the Equity Income Account I:

          In Favor                   Opposed                   Abstain
          --------                   -------                   -------
         11,686,074                  576,510                   985,831

                         Special Meeting of Shareholders
    Principal Variable Contracts Fund, Inc. - LargeCap Growth Equity Account
                             Held December 15, 2006

1. Approval of a Plan of reorganization providing for the reorganization of the
LargeCap Growth Equity Account into the Equity Growth Account:

        In Favor                   Opposed                   Abstain
        --------                   -------                   -------
        7,677,428                  441,608                   437,657